UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2007

HINES HORTICULTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24439	33-0803204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12621 Jeffrey Road, Irvine, California 92620
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 559-4444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2007, Hines Horticulture, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter from Nasdaq, indicating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(5), because the bid price per share of the Company’s common stock closed below $1.00 per share for 30 consecutive business days. The letter also stated that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until January 22, 2008, to regain compliance with this minimum bid price rule. Nasdaq may determine that the Company has regained compliance with this rule if, prior to January 22, 2008, the closing bid price of the Company’s stock remains at or above $1.00 per share for at least 10 consecutive business days. The Company issued a press release on August 1, 2007 with respect to this matter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Hines Horticulture, Inc. Press Release issued August 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2007                          HINES HORTICULTURE, INC.

By:          /s/ Claudia M. Pieropan
Claudia M. Pieropan
Chief Financial Officer, Secretary and
Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Hines Horticulture, Inc. Press Release issued August 1, 2007